UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida	33605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 22, 2007, Anthony B. Petitt resigned as Vice President, Chief Accounting Officer and Principal Accounting Officer of Kforce Inc. (“Kforce”). Mr. Petitt is leaving Kforce without any disagreement to pursue another career opportunity. Mr. Petitt had served as Kforce’s Vice President, Chief Accounting Officer and Principal Accounting Officer since May 2005. The resignation will be effective March 2, 2007.

(c) Effective March 2, 2007, Kforce has appointed Joseph J. Liberatore as Kforce’s Principal Accounting Officer. Mr. Liberatore also currently serves as Senior Vice President, Chief Financial Officer and Principal Financial Officer of Kforce. A description of Mr. Liberatore’s business experience, relationships and transactions with Kforce have been disclosed in Kforce’s Definitive Proxy Statement on Schedule 14A filed on April 21, 2006 and is incorporated by reference. The material terms of Mr. Liberatore’s employment agreement have been disclosed in Kforce’s Current Report on Form 8-K filed on January 8, 2007 and are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

February 22, 2007	By:	/s/ David L. Dunkel
David L. Dunkel,
Chief Executive Officer